United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1933

Date of Report: February 10, 2004

Commission File Number: 000-30891

Turner Valley Oil & Gas, Inc.
(Exact name of Registrant as specified in its charter)

Nevada	91-1980526

(Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

6160 Genoa Bay Road, Duncan B.C. Canada	V9L 5Y5

(Address of principal executive offices)	(Zip Code)
(250) 746-1551
Registrant's telephone number, including area code

Securities registered pursuant to Section 12(g) of the Act: Common Stock

Item 1. Change of Control of Registrant. None.

Item 2. Acquisition or Disposition of Assets. None

Item 3. Bankruptcy or Receivership. None.

Item 4. Changes in Registrant's Certifying Accountant. On February 6th, 2004, the Board of Directors resolved substantially as follows, and now reports:

1. The previous auditors Chisholm & Associates is now relieved and discharged prospectively, as a our corporate auditors. Our reports on the financial statements for either of the past two years contained no adverse opinion or disclaimer of opinion, nor were modified as to uncertainty, audit scope or accounting principles. During the two most recent fiscal years and later interim period through the termination of the client-auditor relationship, there were no disagreements of the type described under Item 304(a)(1)(iv)(A) of Regulation S-B. Chisholm & Associates has reviewed the disclosure required by Item 304(a) before it was filed with the Commission and has had the opportunity to furnish Registrant with a letter addressed to the Commission containing any new information, clarification of the Registrant's expression of its views, or the respects in which it does not agree with the statements made by the Registrant in response to Item 304(a).

2. The Registrant engaged Chisholm, Bierwolf & Nilson, LLC as its independent accountants for the fiscal year ending December 31, 2003. During the most recent fiscal year and any subsequent interim period prior to engaging Chisholm, Bierwolf & Nilson, the Company did not consult with Chisholm, Bierwolf & Nilson regarding either (i) the application of accounting principles to a specific transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant's financial statements; or (ii) any matter that was either the subject matter of a disagreement, as defined in 304(a)(1)(iv) of Regulation S-K and related instructions, or a reportable event, as defined in Item 304(a)(1)(iv)(A) of Regulation S-K. Chisholm, Bierwolf & Nilson has reviewed the disclosure required by Item 304(a) before it was filed with the Commission and has had the opportunity to furnish Registrant with a letter addressed to the Commission containing any new information, clarification of the Registrant's expression of its views, or the respects in which it does not agree with the statements made by the Registrant in response to Item 304(a).

3. Please see Exhibit 16.1 for the Auditor's Letter.

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Item 5. Other Events. None.

Item 6. Changes of Registrant's Directors.

Item 7. Exhibits. None

Item 8. Change in Fiscal Year. None

Item 9. Regulation FD Disclosure.     None.

Item 10. Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.     None

Item 11. Temporary Suspension of Trading Under Registrant's Employee Benefit Plans.  None

Item 12. Results of Operations and Financial Condition.     None

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the date indicated.

Turner Valley Oil & Gas, Inc.

By

/s/Christopher Paton-Gay	/s/Donald Jackson Wells	/s/Joseph Kane
Christopher Paton-Gay president director	Donald Jackson Wells director	Joseph Kane director

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Exhibit 16.1

Retiring Auditor's Letter

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Chisholm & Associates
P.O. Box 540216
Salt Lake City, UT 84054-0216
Telephone (801) 292-8756                                                                                                                                                                 Facsimile (801) 292-8809

February 10, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Turner Valley Oil & Gas, Inc.

Dear Sir or Madam:

This firm has reviewed Item 4 of Turner Valley Oil & Gas, Inc. Current Report on Form 8-K, dated February 10, 2004, in regards to our retirement as its certifying accountants. Please be advised that we are in concurrence with the disclosures therein.

We neither resigned nor declined to stand for election.

Our reports on the financial statements for either of the past two years contained no adverse opinion or disclaimer of opinion, nor were modified as to uncertainty, audit scope or accounting principles. During the two most recent fiscal years and later interim period through the termination of the client-auditor relationship, there were no disagreements of the type described under Item 304(a)(1)(iv)(A) of Regulation S-B.

Sincerely,

/s/Chisholm & Associates
Chisholm & Associates

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